Exhibit 10.19

FIRST AMENDMENT OF Purchase and Sale CONTRACT

THIS FIRST AMENDMENT OF PURCHASE AND SALE CONTRACT (this “Amendment”) is entered into effective as of the 26 th day of June, 2009 (“Effective Date”), by and between CENTURY PROPERTIES FUND XV, a California limited partnership,having an address at c/o AIMCO, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“ Seller”), and RRM – I, LLC, a Louisiana limited liability company, having a principal address at 9456 Jefferson Highway, Suite A, Baton Rouge, Louisiana 70809 (“ Purchaser”).

RECITALS

A.        Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of May 6, 2009 and effective as of May 12, 2009 (the “ Contract”), regarding real property located in Dallas County, Texas and more particularly described in the Contract.

B.         Seller and Purchaser desire to amend the Contract subject to the terms and conditions described below.

C.        All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

agreements

1.                  Incorporation of Recitals.  The foregoing recitals are true and correct and are incorporated herein by reference.

2.                  Extension of Feasibility Period.  Purchaser and Seller agree that the term Feasibility Period, as defined in Section 3.1 of the Contract, shall be the period from the Effective Date through the expiration of the Loan Approval Period, as defined in Section 4.5.10 of the Contract.

3.                  Closing Date.  Section 5.1 of the Contract is hereby amended to read as follows:

“5.1      Closing Date.  The Closing shall occur on July 27, 2009 at the time set forth in Section 2.2.4, (the “ Closing Date”) through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with the Loan Assumption and Release.”

4.                  Counterparts.  This Amendment may be executed in multiple counterparts, and all such counterparts together shall be construed as one document.

5.                  Telecopied/Electronic Mail Signatures.  A counterpart of this Amendment signed by one party to this Amendment and telecopied or sent by electronic mail to another party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Amendment.

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IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment as of the date first above stated.

SELLER:

CENTURY PROPERTIES FUND XV,

a California limited partnership

By:      FOX CAPITAL MANAGEMENT CORPORATION,

    a California limited partnership,

    its general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

PURCHASER:

RRM – I, LLC,

a Louisiana limited liability company

BY:    ROEMER, ROBINSON, MELVILLE &

          CO., LLC,

          a Louisiana limited company,

          its manager

By:  /s/ Charles E. Roemer, IV

Name:  Charles E. Roemer, IV

Title:     Manager/Director